Exhibit 5.1
[Letterhead of Dewey & LeBoeuf LLP]
May 6, 2011
LifePoint Hospitals Inc.
103 Powell Court
Brentwood, TN 37027
     Re: Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel to LifePoint Hospitals Inc., a Delaware corporation (the “Company”), and to the subsidiaries of the Company listed on Schedule I (collectively, the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) and a related prospectus (the “Prospectus”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $400,000,000 aggregate principal amount of 6.625% Senior Notes due 2020 (the “Exchange Notes”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Notes. The Exchange Notes and the related Guarantees will be issued under an indenture dated as of September 23, 2010 (the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee. The Company will offer the Exchange Notes in exchange for $400,000,000 aggregate principal amount of its outstanding 6.625% Senior Notes due 2020.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers and other representatives of the Company and such other agreements, instruments and documents as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have also assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Securities and Exchange Commission’s EDGAR database, the authenticity of the originals of such latter documents and the correctness of all statements of fact in all documents examined by us. In making our examination of documents executed by parties other than the Company and each Guarantor that is incorporated or organized in the State of Delaware, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any

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facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
     1. When the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     2. When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.
     Any opinion set forth herein as to enforceability of obligations of any party is subject to, and the enforcement of the obligations described therein may be limited by, applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, public policy considerations and by general principles of equity (regardless of whether enforcement may be sought in a proceeding in equity or at law) and the discretion of the court before which any proceedings therefore may be brought. Such principles of equity are of general application and in applying such principles, a court may, without limitation, include a covenant of good faith and fair dealing and apply concepts of reasonableness and materiality. Rights to indemnification and contribution may also be limited by statute or public policy grounds. In addition, we express no opinion as to the enforceability of the provisions of any savings clause in the Guarantees to the extent the provisions limit the obligations of the respective Guarantor or any rights of contribution of any other party, or as to the effect of any such provisions on the enforceability of the Guarantees.
     The opinions expressed above, insofar as they relate to the validity and enforceability of Section 4.11 of the Indenture under the circumstances contemplated in clause (4) of the definition of “Change of Control,” are qualified by reference to the decision of the Court of Chancery of the State of Delaware in San Antonio Fire & Police Pension Fund v. Amylin Pharmaceuticals, Inc. et. al., 2009 Del. Ch. LEXIS 83 (Del. Ch. May 22, 2009), and the possible treatment of such decision as precedent or guidance by a court interpreting such section of the Indenture.
     We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Delaware Limited Liability Company

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Act and the Delaware Revised Uniform Limited Partnership Act. This opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof. We disclaim any obligation to advise you of only changes in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and the related Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Dewey & LeBoeuf LLP
DEWEY & LEBOEUF LLP

SCHEDULE I
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